EXHIBIT 10.31

PROMISSORY NOTE (SECURED)

$45,000,000.00

Date: December 29, 2010

1.

PROMISE TO PAY; INTEREST AND PAYMENT TERMS. For value received, the undersigned IIT INLAND EMPIRE – 3700 INDIAN AVENUE LP, a Delaware limited partnership (“Borrower”), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), c/o Wells Fargo Bank, National Association, Wells Fargo Center, Commercial Mortgage Servicing, 1901 Harrison Street, 2nd Floor, Mac A0227-020, Oak1and, California 94612, or at such other place as may be designated in writing by Lender, the principal sum of up to FORTY-FIVE MILLION AND 00/100THS DOLLARS ($45,000,000.00) (“Loan”), pursuant to the terms, conditions and provisions set forth in that certain Loan Agreement of even date herewith (the “Loan Agreement”), by and between Lender and Borrower, with interest thereon as specified therein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, without offset, deduction or counterclaim of any kind in accordance with the payment terms set forth in the Loan Agreement. In addition to the foregoing, Borrower hereby promises, covenants and agrees to pay the Loan in accordance with the terms, conditions and provisions set forth in the Loan Agreement. All such terms, conditions and provisions are hereby incorporated herein. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

2.	SECURED BY MORTGAGE. This Promissory Note (Secured) (this “Note”) is secured by, among other things, the Mortgage given by Borrower for the benefit of Lender, identifying this Note and the Loan Agreement as obligations secured thereby and encumbering the Property.

3.	MISCELLANEOUS.

3.1	Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

3.2	Waiver of Presentment. Except as otherwise provided in any other Loan Document, Borrower hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of intent to accelerate, notice of acceleration, notice of nonpayment, notice of costs, expenses or losses and interest thereon, and notice of interest on interest and late charges.

3.3	Delay In Enforcement. No previous waiver or failure or delay by Lender in acting with respect to the terms of the Loan Agreement, this Note or the Mortgage shall constitute a waiver of any breach, default or failure of condition under the Loan Agreement, this Note, the Mortgage or the obligations secured thereby. A waiver of any term of the Loan Agreement, this Note, the Mortgage or of any of the obligations secured thereby must be made in writing signed by Lender, shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of Borrower. The acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

3.4	Time of the Essence. Time is of the essence with respect to every provision hereof.

3.5

No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 3.5 shall control every other agreement in the Loan Documents. If the applicable law (state or federal)

is ever judicially interpreted so as to render usurious any amount called for under this Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to Borrower’s obligations or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid principal of the Loan and other portions of the obligations of Borrower not constituting interest (or, if the Loan, and all other portions of the obligations of Borrower not constituting interest have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the obligations of Borrower does not exceed the maximum lawful rate from time to time in effect and applicable to the obligations of Borrower for so long as the obligations of Borrower are outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

3.6	Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document.

3.7	Heirs, Successors and Assigns. All of the terms, covenants, conditions and indemnities contained in this Note and the other Loan Documents shall be binding upon the heirs, successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted in this Note or the other Loan Documents.

3.8	Severability. If any provision of or obligation under this Note shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Note and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Note, provided, however, that if the rate of interest or any other amount payable under this Note, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

3.9	Commercial Loan. Borrower warrants that the Loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan evidenced by this Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.

3.10	Notices. All notices and other communications that are required or permitted to be given to a party under this Note shall be sent pursuant to the requirements as set forth in the Loan Agreement.

3.11	Governing Law. The provisions of Section 16.23 of the Loan Agreement are incorporated herein by reference thereto.

4.	INTENTIONALLY OMITTED.

5.	FINAL EXPRESSION/NO ORAL AGREEMENTS. THIS NOTE, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IMPORTANT: READ BEFORE SIGNING: THE TERMS OF THIS NOTE, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER LOAN DOCUMENT(S) (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

[Signature Page Follows]

EXECUTED by the undersigned Borrower, to be effective as of the date first written above.

BORROWER:
IIT INLAND EMPIRE – 3700 INDIAN AVENUE LP, a Delaware limited partnership

By:	/s/ Thomas G. McGonagle
	Name:	Thomas G. McGonagle
	Title:	CFO